Exhibit 99

FOR IMMEDIATE RELEASE

MATRIX SERVICE REPORTS FULLY DILUTED EARNINGS PER SHARE OF $0.24 IN THE

THIRD QUARTER OF FISCAL 2007, ENDED FEBRUARY 28, 2007

Third Quarter 2007 Highlights:

•	Revenues rose 41.1% to $168.7 million from $119.6 million a year earlier;

•	Net income rose 244.4% to $6.2 million from $1.8 million in the third quarter a year ago;

•	Gross margins widened to 11.2% from 9.8% for the third quarter a year earlier; and

•	Fully diluted EPS was $0.24 per share up from $0.08 per share in the same quarter a year ago.

Nine Month 2007 Highlights:

•	Revenues were $461.9 million up 30.0% from $355.3 million for the same period in fiscal 2006; and

•	Fully diluted EPS was $0.67 per share up from $0.21 per share a year earlier.

TULSA, OK – April 5, 2007 – Matrix Service Co. (Nasdaq: MTRX), a leading industrial services company, today reported its financial results for the third quarter of fiscal 2007, ended February 28, 2007. Total revenues for the quarter rose 41.1% to $168.7 million from the $119.6 million recorded in the third quarter of fiscal 2006.

Net income for the third quarter of fiscal 2007 was $6.2 million, or $0.24 per fully diluted share, which included pre-tax charges of $0.5 million, or $0.01 per fully diluted share, related to the fair value recognition provisions in SFAS 123(R)—Accounting for Stock-Based Compensation. These results show a 244.4% improvement from the prior year when the Company reported third quarter net income of $1.8 million, or $0.08 per fully diluted share.

Michael J. Bradley, president and chief executive officer of Matrix Service Company, said, “Our third quarter performance significantly exceeded our expectations as we were able to add to our strong talent pools in the construction services groups allowing us to capture and execute more projects, particularly in the Downstream Petroleum Industry.”

EBITDA(1) for the third quarter of fiscal 2007 increased 112.1% to $12.3 million, from $5.8 million for the same period last year. Gross margins on a consolidated basis for the current quarter widened to 11.2% from 9.8% reported in the same quarter a year ago. The gross margins were driven by improvements in both the Construction Services and the Repair and Maintenance Services segments.

Construction Services revenues for the third quarter 2007 advanced 90.6% to $103.3 million from $54.2 million in the same period a year earlier. This improvement included revenue growth of $46.3 million resulting from robust activity in the Downstream Petroleum Industry. In addition, Power Industry revenues grew $1.8 million and Other Industries revenues increased $1.0 million.

(1)	The Company uses EBITDA (earnings before net interest, income taxes, depreciation and amortization) as part of its overall assessment of financial performance by comparing EBITDA between accounting periods. Matrix believes that EBITDA is used by the financial community as a method of measuring the Company’s performance and of evaluating the market value of companies considered to be in similar businesses. EBITDA should not be considered as an alternative to net income or cash provided by operating activities, as defined by accounting principles generally accepted in the United States (“GAAP”). A reconciliation of EBITDA to net income is included at the end of this release.

Matrix Service Company

April 5, 2007

Construction Services’ gross margins widened to 10.4% from 7.2% in the third quarter of fiscal 2006 even though the fiscal 2007 third quarter gross profit of $10.8 million was partially impacted by weather and productivity related cost overruns on a project. The performance improvement stemmed from a continued focus by the Company on managing its contractual risks, while at the same time working with our customers to meet their strategic objectives.

Repair and Maintenance Services revenues of $65.4 million were essentially flat in the third quarter of fiscal 2007 versus the same quarter in fiscal 2006. A $1.3 million increase in revenues from Other Industries was offset by a $1.2 million decrease in revenue from the Downstream Petroleum Industry. Gross margins of 12.5% for fiscal 2007 were higher than gross margins of 11.9% in fiscal 2006 as a result of effective project execution.

Nine Month Results

For the nine months ended February 28, 2007, Matrix Service reported consolidated revenues rose 30.0% to $461.9 million from $355.3 million recorded in the year-earlier period.

Net income for the nine month period was $17.2 million, or $0.67 per fully diluted share, which included pre-tax charges of $0.9 million, or $0.03 per fully diluted share, resulting from the adoption of the fair value recognition provisions in SFAS 123(R) – Accounting for Stock-Based Compensation. These results significantly exceeded the prior year nine month period net income of $4.3 million, or $0.21 per fully diluted share. EBITDA(1) for the nine months ended February 28, 2007 was $34.4 million, up 88.0% from $18.3 million in the year earlier period. Consolidated gross margins increased to 11.7 % from 9.8% a year earlier.

Revenues for the Construction Services segment rose 59.7% to $263.4 million, from $164.9 million for the nine months ending February 28, 2006. This improvement resulted primarily from a revenue increase of $66.2 million from the Downstream Petroleum Industry. In addition, Other Industries revenues climbed $27.9 million while the Power Industry revenues grew $4.4 million. Gross margins in the Construction Services segment widened to 10.8% from 8.8% a year earlier even with the third quarter weather and productivity cost overruns discussed above. This improvement resulted from a robust market environment, effective project execution and a continued focus by the Company on managing its contractual risks, while at the same time working with our customers to meet their strategic objectives.

Revenues for Repair and Maintenance Services rose $8.0 million, or 4.2%, to $198.5 million, for the nine month period ending February 28, 2007, from $190.5 million for the nine month period ending February 28, 2006. This improvement resulted from increased revenues from the Downstream Petroleum Industry, which grew $9.2 million. Partially offsetting this improvement were declines in the revenue from the Power Industry of $1.0 million and Other Industries of $0.2 million. Gross margins were 12.9% versus 10.7% a year earlier, primarily as a result of more effective project execution and higher revenue volumes relative to the segment’s overall fixed cost structure.

Mr. Bradley added, “We are capitalizing on our competitive advantages and the strong market environment to continue and improve upon the operating performance achieved in the first nine months of fiscal 2007. The market environments remain strong with the Downstream Petroleum Industry continuing to fuel our Company’s improving performance.”

“Our strategy is to continue to create value for our shareholders through operating excellence, organic growth and strategic acquisitions made in a controlled manner. We plan to continue our disciplined growth strategy which includes a contracting approach aimed at improving profit margins and reducing risk. While there will always be risk in the projects we execute, we are confident in our ability to manage those risks.”

Matrix Service Company

April 5, 2007

“Based on the strong market environment, we are again raising our revenue guidance for fiscal 2007 to the range of $630 million to $640 million from the previous disclosed range of $560 million to $580 million. We expect our gross profit margins to continue in the range of 11.0% to 12.0% and now expect SG&A expenses of 5.0% to 5.5% of revenue.”

Conference Call Details

In conjunction with the press release, Matrix Service will host a conference call with Michael J. Bradley, president and CEO, and Les Austin, vice president and CFO. The call will take place at 11:00 a.m. (EDT)/10:00 a.m. (CDT) today and will be simultaneously broadcast live over the Internet at www.matrixservice.com or www.vcall.com. Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast. The online archive of the broadcast will be available within one hour of completion of the live call.

About Matrix Service Company

Matrix Service Company provides general industrial construction and repair and maintenance services principally to the petroleum, petrochemical, power, bulk storage terminal, pipeline and industrial gas industries.

The Company is headquartered in Tulsa, Oklahoma, with regional operating facilities located in Oklahoma, Texas, California, Michigan, Pennsylvania, Illinois, Washington, and Delaware in the U.S. and Canada.

This release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are generally accompanied by words such as “anticipate,” “continues,” “expect,” “forecast,” “outlook,” “believe,” “estimate,” “should” and “will” and words of similar effect that convey future meaning, concerning the Company’s operations, economic performance and management’s best judgment as to what may occur in the future. Future events involve risks and uncertainties that may cause actual results to differ materially from those we currently anticipate. The actual results for the current and future periods and other corporate developments will depend upon a number of economic, competitive and other influences, including those identified in the “Risk Factors” and “Forward Looking Statements” sections and elsewhere in the Company’s reports and filings made from time to time with the Securities and Exchange Commission. Many of these risks and uncertainties are beyond the control of the Company, and any one of which, or a combination of which, could materially and adversely affect the results of the Company’s operations and its financial condition. We undertake no obligation to update information contained in this release.

For more information, please contact:

Matrix Service Company

Les Austin

Vice President Finance and CFO

T: 918-838-8822

E: laustin@matrixservice.com

Investors and Financial Media:

Trúc Nguyen

The Global Consulting Group

T: 646-284-9418

E: tnguyen@hfgcg.com

Matrix Service Company

April 5, 2007

Matrix Service Company

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	February 28, 2007	February 28, 2006	February 28, 2007	February 28, 2006
	(unaudited)		(unaudited)
Revenues	$168,700	$119,575	$461,925	$355,349
Cost of revenues	149,776	107,910	407,792	320,542

Gross profit	18,924	11,665	54,133	34,807
Selling, general and administrative expenses	8,253	7,048	24,640	21,742
Impairment and abandonment costs	—	—	—	70
Restructuring	—	236	46	603

Operating income	10,671	4,381	29,447	12,392

Other income (expense):
Interest expense	(475)	(1,537)	(1,980)	(6,952)
Interest income	79	46	137	55
Other	(24)	4	278	1,572

Income before income taxes	10,251	2,894	27,882	7,067
Provision for federal, state and foreign income taxes	4,101	1,123	10,650	2,753

Net income	$6,150	$1,771	$17,232	$4,314

Basic earnings per common share	$0.27	$0.09	$0.76	$0.22

Diluted earnings per common share	$0.24	$0.08	$0.67	$0.21

Weighted average common shares outstanding:
Basic	23,103,367	20,805,535	22,532,996	19,245,130
Diluted	26,787,536	26,560,079	26,622,944	25,442,564

Matrix Service Company

April 5, 2007

Matrix Service Company

Consolidated Balance Sheets

(In thousands)

	February 28,	May 31,
	2007	2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,002	$8,585
Receivables, less allowances (February 28, 2007—$217 and May 31, 2006—$190)	89,522	64,061
Contract disputes receivable	975	11,668
Costs and estimated earnings in excess of billings on uncompleted contracts	38,992	24,538
Prepaid expenses	3,496	5,581
Inventories	5,980	4,738
Income tax receivable	—	104
Deferred income taxes	783	2,831
Assets held for sale	809	809

Total current assets	147,559	122,915

Property, plant and equipment at cost:
Land and buildings	23,205	23,100
Construction equipment	37,009	31,081
Transportation equipment	12,939	10,921
Furniture and fixtures	9,400	8,658
Construction in progress	2,854	2,392

	85,407	76,152

Accumulated depreciation	(42,319)	(38,712)

	43,088	37,440
Goodwill	23,302	23,442

Other assets	7,303	4,479

Total assets	$221,252	$188,276

Matrix Service Company

April 5, 2007

Matrix Service Company

Consolidated Balance Sheets

(In thousands, except share data)

	February 28,	May 31,
	2007	2006
	(unaudited)
Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$44,307	$47,123
Billings on uncompleted contracts in excess of costs and estimated earnings	23,115	12,078
Accrued insurance	5,372	6,408
Other accrued expenses	17,457	12,436
Income tax payable	1,432	—
Current capital lease obligation	499	406
Current portion of acquisition payable	1,878	1,808

Total current liabilities	94,060	80,259

Deferred income taxes	3,451	3,502
Long-term capital lease obligation	435	538
Long-term acquisition payable	2,678	2,578
Convertible notes	15,000	25,000

Stockholders’ equity:
Common stock—$.01 par value; 60,000,000 shares authorized; 24,686,782 and 22,595,243 shares issued as of February 28, 2007 and May 31, 2006	247	226
Additional paid-in capital	87,532	75,855
Retained earnings	21,512	4,316
Accumulated other comprehensive income	403	814

	109,694	81,211
Less: Treasury stock, at cost – 1,486,586 and 1,731,386 shares as of February 28, 2007 and May 31, 2006	(4,066)	(4,812)

Total stockholders’ equity	105,628	76,399

Total liabilities and stockholders’ equity	$221,252	$188,276

Matrix Service Company

April 5, 2007

Results of Operations

	Construction Services	Repair & Maintenance Services	Other	Combined Total
	(In thousands)
Three Months ended February 28, 2007
Gross revenues	$106,174	$65,730	$—	$171,904
Less: Inter-segment revenues	2,853	351	—	3,204

Consolidated revenues	103,321	65,379	—	168,700
Gross profit	10,752	8,172	—	18,924
Operating income	6,221	4,450	—	10,671
Income before income tax expense	5,987	4,264	—	10,251
Net income	3,595	2,555	—	6,150
Segment assets	121,022	78,762	21,468	221,252
Capital expenditures	1,121	988	550	2,659
Depreciation and amortization expense	981	683	—	1,664

Three Months ended February 28, 2006
Gross revenues	$56,995	$65,375	$—	$122,370
Less: Inter-segment revenues	2,746	49	—	2,795

Consolidated revenues	54,249	65,326	—	119,575
Gross profit	3,882	7,783	—	11,665
Operating income (loss)	1,223	3,258	(100)	4,381
Income (loss) before income tax expense	261	2,733	(100)	2,894
Net income (loss)	163	1,670	(62)	1,771
Segment assets	84,982	62,311	28,204	175,497
Capital expenditures	1,294	306	467	2,067
Depreciation and amortization expense	705	723	—	1,428

Nine Months ended February 28, 2007
Gross revenues	$271,036	$199,541	$—	$470,577
Less: Inter-segment revenues	7,603	1,049	—	8,652

Consolidated revenues	263,433	198,492	—	461,925
Gross profit	28,571	25,562	—	54,133
Operating income (loss)	15,121	14,372	(46)	29,447
Income (loss) before income tax expense	14,185	13,743	(46)	27,882
Net income (loss)	8,767	8,493	(28)	17,232
Segment assets	121,022	78,762	21,468	221,252
Capital expenditures	5,314	2,923	1,199	9,436
Depreciation and amortization expense	2,676	2,019	—	4,695

Nine Months ended February 28, 2006
Gross revenues	$171,829	$190,858	$—	$362,687
Less: Inter-segment revenues	6,962	376	—	7,338

Consolidated revenues	164,867	190,482	—	355,349
Gross profit	14,434	20,373	—	34,807
Operating income (loss)	5,004	7,488	(100)	12,392
Income (loss) before income tax expense	1,550	5,617	(100)	7,067
Net income (loss)	949	3,427	(62)	4,314
Segment assets	84,982	62,311	28,204	175,497
Capital expenditures	2,467	524	1,155	4,146
Depreciation and amortization expense	2,089	2,203	—	4,292

Matrix Service Company

April 5, 2007

Segment Revenue from External Customers by Industry Type

	Construction Services	Repair & Maintenance Services	Total
	(In thousands)
Three Months Ended February 28, 2007
Downstream Petroleum Industry	$87,327	$61,782	$149,109
Power Industry	4,573	1,495	6,068
Other Industries (1)	11,421	2,102	13,523

Total	$103,321	$65,379	$168,700

Three Months Ended February 28, 2006
Downstream Petroleum Industry	$41,000	$62,978	$103,978
Power Industry	2,836	1,541	4,377
Other Industries (1)	10,413	807	11,220

Total	$54,249	$65,326	$119,575

Nine Months Ended February 28, 2007
Downstream Petroleum Industry	$206,718	$188,284	$395,002
Power Industry	13,804	6,415	20,219
Other Industries (1)	42,911	3,793	46,704

Total	$263,433	$198,492	$461,925

Nine Months Ended February 28, 2006
Downstream Petroleum Industry	$140,442	$179,130	$319,572
Power Industry	9,435	7,370	16,805
Other Industries (1)	14,990	3,982	18,972

Total	$164,867	$190,482	$355,349

(1)	Other Industries consists primarily of liquefied natural gas, commercial, water and wastewater, food and beverage, manufacturing and pulp and paper industries.

Matrix Service Company

April 5, 2007

Non-GAAP Financial Measure

EBITDA is a supplemental, non-GAAP financial measure. EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization. We have presented EBITDA because it is used by the financial community as a method of measuring our performance and of evaluating the market value of companies considered to be in similar businesses. We believe that the line item on our consolidated statements of operations entitled "net income" is the most directly comparable GAAP measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance. EBITDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, this is not necessarily a measure of our ability to fund our cash needs. As EBITDA excludes certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider the type of events and transactions, that are excluded. Our non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•

It does not include interest expense. Because we have borrowed money to finance our operations, interest expense is a necessary and ongoing part of our costs and has assisted us in generating revenue. Therefore, any measure that excludes interest expense has material limitations.

•	It does not include income taxes. Because the payment of income taxes is a necessary and ongoing part of our operations, any measure that excludes income taxes has material limitations.

•

It does not include depreciation and amortization expense. Because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue. Therefore, any measure that excludes depreciation and amortization expense has material limitations.

A reconciliation of EBITDA to net income follows:

	Three Months Ended		Nine Months Ended
	February 28, 2007	February 28, 2006	February 28, 2007	February 28, 2006
	(In thousands)		(In thousands)
Net income	$6,150	$1,771	$17,232	$4,314
Interest expense, net	396	1,491	1,843	6,897
Provision for income taxes	4,101	1,123	10,650	2,753
Depreciation and amortization	1,664	1,428	4,695	4,292

EBITDA	$12,311	$5,813	$34,420	$18,256